SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              OLD NATIONAL BANCORP
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:

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

                       [OLD NATIONAL BANCORP LETTERHEAD]


March 8, 1999


Dear Shareholder:

This is an exciting year for Old National Bancorp. Your management team is working diligently to implement major changes to operate as "One Bank" by the new millennium. This year we will have more challenges, opportunities and issues than we have had in the Company's entire history.

In your proxy statement you will find information concerning one of the recommended changes your board of directors recently approved: The Old National Bancorp 1999 Equity Incentive Plan ("Plan"). The proxy statement provides extensive details concerning the new Plan, but we felt it was important to highlight certain benefits of the Plan to shareholders so you could understand the business objectives of the Plan prior to voting.

Our board is recommending that our shareholders approve the Plan for these key reasons:

1.       ADDS FLEXIBILITY

         The Plan will cover virtually every possible equity-based compensation alternative available today. This means the Compensation Committee will be able to use many different types of equity compensation, including issuing shares under the existing Restricted Stock Plan, which was approved by shareholders in 1986. While it is our intent to only grant non-qualified stock options, the ability to use various types of equity compensation gives us added flexibility in recruiting and retaining executive talent in today's highly competitive marketplace.

2.       REDUCES FINANCIAL IMPACT TO THE COMPANY

         Restricted stock awards currently used are charged to the earnings of the Company, while the new non-qualified stock options will not impact earnings. The Hay Group, an executive compensation consulting group retained by the Board's Compensation Committee, projects that using non-qualified stock options instead of restricted stock could increase earnings by approximately $.10 per share by the end of five (5) years.

3.       ALIGNS THE COMPANY'S LONG TERM INCENTIVES WITH PREVALENT INDUSTRY
         PRACTICES

         Non-qualified stock options are the long term incentive plan of choice for 80% of public companies. Only 10 to 12% of companies use restricted stock as the sole form of equity compensation.

4.       ALIGNS EXECUTIVE REWARDS WITH SHAREHOLDER REWARDS

         With non-qualified stock options, executives are only rewarded if our stock price rises. Financial rewards to executives occur only by increasing shareholder value.

The proxy statement provides more detailed information concerning the Old National Bancorp 1999 Equity Incentive Plan. A copy of the full Plan can be obtained without cost by written request to our corporate secretary, Jeffrey L. Knight, at 420 Main Street, Evansville IN 47708, or by calling 1-800-718-0079.

Thank you again for your continued trust in Old National's long term success.

Sincerely,



James A. Risinger
Chairman and CEO

                              OLD NATIONAL BANCORP





                                   NOTICE OF
                               ANNUAL MEETING AND
                                PROXY STATEMENT


                         Annual Meeting of Shareholders
                                 April 15, 1999

                              OLD NATIONAL BANCORP

                                 420 MAIN STREET

                            EVANSVILLE, INDIANA 47708




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of Shareholders of OLD NATIONAL BANCORP (the "Company") will be held on Thursday, April 15, 1999 at 10:30 a.m., Evansville time, in Roberts Municipal Stadium, 2600 Division Street, Evansville, Indiana.

The Annual Meeting will be held for the following purposes:

1. ELECTION OF DIRECTORS. Election of a Board of Directors consisting of fifteen Directors to serve for the ensuing year.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratification of the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as independent public accountants of the Company and its affiliates for the fiscal year ending December 31, 1999.

3.       APPROVAL OF THE OLD NATIONAL BANCORP 1999 EQUITY INCENTIVE PLAN.

4. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournments thereof.


      Shareholders of record at the close of business on February 8, 1999, are entitled to notice of and to vote at the Annual Meeting.



                                    By Order of the Board of Directors

                                    Jeffrey L. Knight
                                    Secretary

March 8, 1999


                                   IMPORTANT

PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              OLD NATIONAL BANCORP

                                 420 MAIN STREET

                            EVANSVILLE, INDIANA 47708


                                 PROXY STATEMENT

      This Proxy Statement is furnished to the Shareholders of Old National Bancorp ("the Company") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 15, 1999 at 10:30 a.m., Evansville time, in Roberts Municipal Stadium, 2600 Division Street, Evansville, Indiana, and at any and all adjournments of such meeting. A Notice of Annual Meeting of Shareholders and form of Proxy accompany this Proxy Statement.

      Any Shareholder giving a Proxy has the right to revoke it in person at the meeting or by a written notice delivered to the Secretary of the Company, P.O. Box 718, Evansville, Indiana 47705-0718, at any time before such Proxy is exercised. All Proxies will be voted in accordance with the directions of the Shareholder giving such Proxy. To the extent no directions are given, Proxies will be voted "FOR" the election of the persons named as nominees in the Proxy Statement as Directors of the Company, "FOR" the ratification of the appointment of Arthur Andersen LLP, as independent public accountants of the Company and its affiliates for the fiscal year ending December 31, 1999, and "FOR" the adoption of the Old National Bancorp 1999 Equity Incentive Plan. With respect to such other matters that may properly come before the Annual Meeting, it is the intention of the persons named as Proxies to vote in accordance with their best judgment.

      The complete mailing address of the principal executive office of the Company is Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. The approximate date on which this Proxy Statement and form of Proxy for the 1999 Annual Meeting of Shareholders are first being sent or given to Shareholders of the Company is March 8, 1999.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      Only Shareholders of the Company of record at the close of business on February 8, 1999, will be eligible to vote at the Annual Meeting or at any adjournment thereof.

      The voting securities of the Company entitled to be voted at the Annual Meeting consist only of common stock, without par value, of which 30,701,394 shares were issued and outstanding on the record date of February 8, 1999. All references in this Proxy Statement to shares of common stock of the Company on the record date have been adjusted to include the shares of common stock issued on January 28, 1999, in connection with the Company's 5% stock dividend. The Company has no other class of stock that is outstanding. Each Shareholder of record on the record date will be entitled to one vote for each share of common stock registered in the Shareholder's name.

      As of February 8, 1999, to the knowledge of the Company, no person or firm other than the Company beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of February 8, 1999, no individual director, nominee, or officer beneficially owned more than 5% of the common stock of the Company outstanding.

      As of February 8, 1999, to the knowledge of the Company, only the Company beneficially owned more than 5% of the outstanding common stock of the Company. The Company owned 3,776,137 shares of common stock of the Company which constituted 12.30% of the outstanding common stock of the Company on that date. These shares are held in various fiduciary capacities through the Company's wholly-owned trust companies. Neither the Company, nor any of its subsidiaries or affiliates, has voting authority as to any of the shares of common stock of the Company beneficially owned by it, except as may be provided by law with respect to the shares held by the Employee Stock Ownership Plan. (See "Executive Compensation and Other Information-Employee Stock Ownership Plan" on pages 13 and 14 of this Proxy Statement.) Of the 2,015,171 shares as to which the Company, through its subsidiaries and affiliates, has investment authority, it has sole investment authority as to all of the shares.

                          ITEM 1. ELECTION OF DIRECTORS


      The first item to be acted upon at the Annual Meeting of Shareholders will be the election of fifteen Directors to the Board of Directors of the Company. Each of the persons elected will serve a term of office for one year or until the election and qualification of his or her successor.

      If any Director nominee named in this Proxy Statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), the persons named as Proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors, if the Board determines to fill such nominee's position. Unless authorization is withheld, the enclosed Proxy, when properly signed and returned, will be voted "FOR" the election as Directors of all of the nominees listed in this Proxy Statement.

      Pages three and four contain the following information regarding each Director nominee of the Company: name; principal occupation or business experience for the last five years (for principal occupation for the last five years of Directors who are also Executive Officers, see page five); age; the year in which the nominee first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee as of February 8, 1999; and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 8, 1999. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee includes those over which he or she has either sole or shared voting or investment power.



   [PHOTO]                   [PHOTO]                      [PHOTO]

DAVID L. BARNING         RICHARD J. BOND            ALAN W. BRAUN
o  Investor              o  Chairman, Security      o  President, Industrial
o  Age 65                   Bank & Trust Co.           Contractors, Inc.
o  Director since 1982      (an Affiliate of           (Construction)
o  150,369 shares           the Company)            o  Age 54
   beneficially owned    o  Age 65                  o  Director since 1988
o  Owns .50% of          o  Director since 1989     o  59,481 shares
   outstanding shares    o  48,450 shares              beneficially owned
                            beneficially owned      o  Owns .19% of
                         o  Owns .16% of               outstanding shares
                            outstanding shares

   [PHOTO]                   [PHOTO]                      [PHOTO]

WAYNE A. DAVIDSON        LARRY E. DUNIGAN           DAVID E. ECKERLE
o  Retired               o  Chief Executive         o  President & CEO,
o  Age 67                   Officer, Holiday           Dubois County
o  Director since 1993      Management Company         Bank (an Affiliate
o  21,301 shares            (Long Distance             of the Company)
   beneficially owned       Communication &         o  Age 55
o  Owns .07% of             Internet Services)      o  Director since 1993
   outstanding shares    o  Age 56                  o  54,711 shares
                         o  Director since 1982        beneficially owned
                         o  142,938 shares          o  Owns .18% of
                            beneficially owned         outstanding shares
                         o  Owns .47% of
                            outstanding shares

   [PHOTO]

PHELPS L. LAMBERT
o  Managing Partner,
   Bush and Lambert
   (Investments)
o  Age 51
o  Director since 1990
o  130,775 shares
   beneficially owned
o  Owns .43% of
   outstanding shares

   [PHOTO]                   [PHOTO]                      [PHOTO]

RONALD B. LANKFORD       LUCIEN H. MEIS             LOUIS L. MERVIS
o  President & COO,      o  President,              o  President, Mervis
   Old National Bancorp     Meis Ventures, Inc.        Industries, Inc.
o  Age 65                   (Financial Investments)    (Steel Fabricating)
o  Director since 1994   o  Age 64                  o  Age 64
o  12,132 shares         o  Director since 1985     o  Director since 1996
   beneficially owned    o  50,915 shares           o  698 shares
o  Owns .04% of             beneficially owned         beneficially owned *
   outstanding shares    o  Owns .17% of            o  Owns .002% of
                            outstanding shares         outstanding shares

                                                    *  The Mervis Charitable
                                                       Remainder Trust owns
                                                       17,363 shares of common
                                                       stock of the Company with
                                                       respect to which Mr.
                                                       Mervis disclaims
                                                       beneficial ownership.

   [PHOTO]

LAWRENCE D. PRYBIL
o  Senior Vice
   President,
   Daughters of Charity
   National Health
   System-East Central
   Region
   (Health Care)
o  Age 58
o  Director since 1998
o  346 shares
   beneficially owned
o  Owns .001% of
   outstanding shares

   [PHOTO]                   [PHOTO]                      [PHOTO]

JAMES A. RISINGER         JOHN N. ROYSE             MARJORIE Z. SOYUGENC
o  Chairman & CEO,        o  Retired Chairman       o  President & CEO
   Old National Bancorp;     of Old National           Welborn Baptist
   Chairman, Old             Bancorp                   Hospital
   National Bank          o  Age 65                    (Health Care)
   (an Affiliate of       o  Director since 1985    o  Age 58
   the Company)           o  171,184 shares         o  Director since 1993
o  Age 50                    beneficially owned     o  4,313 shares
o  Director since 1997    o  Owns .56% of              beneficially owned
o  18,941 shares             outstanding shares     o  Owns .01% of
   beneficially owned                                  outstanding shares
o  Owns .06% of
   outstanding shares

   [PHOTO]

CHARLES D. STORMS
o  President & CEO,
   Red Spot
   Paint & Varnish
   Co., Inc.
   (Manufacturer of
   Industrial Coatings)
o  Age 55
o  Director since 1988
o  28,987 shares
   beneficially owned
o  Owns .09% of
   outstanding shares

The 20 Directors and Executive Officers of the Company as a group beneficially own 927,255 shares or 3.02% of the total outstanding shares.

                       EXECUTIVE OFFICERS OF THE COMPANY

      The Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                      Age     Office and Business Experience
----                      ---     ------------------------------
James A. Risinger         50      Chairman of the Board and Chief Executive
                                  Officer of the Company since January 1, 1998,
                                  Executive Vice President and Director since
                                  1997, and Senior Vice President from 1993 to
                                  1997.

Ronald B. Lankford        65      President and Chief Operating Officer of the
                                  Company since 1995, Director since 1994, and
                                  Executive Vice President from 1993 to 1994.

William R. Britt          51      Senior Vice President of the Company since
                                  1996 and Northern Regional Executive of the
                                  Company since 1995.  Currently, Chairman,
                                  President and CEO of Merchants National Bank
                                  (Terre Haute).  Chairman of Palmer American
                                  National Bank (Danville) since 1990 and
                                  President from 1990 to 1995.

Thomas F. Clayton         53      Southern Regional Executive of the Company
                                  since 1997 and Senior Vice President since
                                  1991.

Daryl D. Moore            41      Senior Vice President and Chief Credit Officer
                                  of the Company since 1996 and Vice President and Chief Credit Officer from 1995 to 1996.
                                  Executive Vice President and Chief Credit
                                  Officer of Merchants National Bank (Terre
                                  Haute) from 1993 to 1995.

John S. Poelker           56      Senior Vice President and Chief Financial
                                  Officer of the Company since 1998. Previously,
                                  Chief Financial Officer of American General
                                  Finance from 1996 to 1998, and Chairman and CEO of Fleet Finance from 1993 to 1996.

Jeffrey L. Knight         39      Corporate Secretary of the Company since 1994
                                  and General Counsel since 1993.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and a Personnel Committee.

    When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Articles of Incorporation or By-Laws of the Company; approving an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the shareholders a dissolution of the Company or a revocation of such dissolution; declaring dividends; or authorizing the issuance or reacquisition of shares. The permanent members of the Executive Committee are James A. Risinger (Chairman), Richard J. Bond, Alan W. Braun, Larry E. Dunigan, Ronald
B. Lankford (Vice Chairman), Lucien H. Meis and John N. Royse. Board members who are not permanent members of the Executive Committee rotate onto the Executive Committee a minimum of two times during the year. The Executive Committee held seven meetings during 1998.

    The principal duties of the Audit Committee are to nominate the Independent Public Accountants for appointment by the Board; to meet with the Independent Public Accountants to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management, internal audit management and Independent Public Accountants to review matters relating to internal accounting controls, the internal audit program, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company and its affiliates; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters. The members of the Audit Committee are Larry
E. Dunigan (Chairman), David L. Barning, Alan W. Braun and Phelps L. Lambert. The Audit Committee held five meetings during 1998. At the end of each meeting, the members of the Audit Committee have the opportunity to meet privately with the Company's Independent Public Accountants with no officers or other personnel of the Company present.

    The principal duties of the Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and establish compensation of officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the Committee administering the Company's Short Term Incentive Plan, Restricted Stock Plan, Pension Restoration Plan and Deferred Compensation Plan. The current members of the Compensation Committee are Charles D. Storms (Chairman), Larry E. Dunigan, Thomas B. Florida, Lucien H. Meis, and Lawrence D. Prybil, none of whom is an officer or employee of the Company or any affiliate. The Compensation Committee met four times during 1998.

    The function of the Nominating Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as Directors of the Company and to consider other matters pertaining to the size and composition of the Board. The members of the Nominating Committee are Charles D. Storms (Chairman), David L. Barning, Larry E. Dunigan, Thomas B. Florida, and Phelps L. Lambert. The Nominating Committee met one time in 1998. Each year the Nominating Committee makes a recommendation to the entire Board of Directors of nominees for election as Directors. The Nominating Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Nominating Committee at the Company's principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors shall be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder, (iii) the name, address and age of the suggested nominee for election as Director, (iv) the nominee's principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee, and (vi) such other information as the Nominating Committee may reasonably request. A consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

    The function of the Personnel Committee is to review and approve changes in the Company's employee benefit programs, plans and policies relating to personnel issues. The members of the Personnel Committee are Alan W. Braun (Chairman), David L. Barning, Richard J. Bond, Ronald B. Lankford, James A. Risinger, Marjorie Z. Soyugenc and Charles D. Storms. The Personnel Committee met three times during 1998.

              MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTOR FEES

      The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1998. All incumbent Directors attended 75% or more of the aggregate of 1998 meetings of the Board and of the Board Committees to which they were appointed.

      All Directors of the Company received an annual retainer of $5,000 for serving as Directors. Directors not otherwise employed by the Company also received $750 for each Board of Directors meeting attended and $500 for each Committee meeting attended. Directors serving as a Committee Chairman received an additional annual retainer of $1,500.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is composed of five non-employee Directors who are not eligible to participate in any management compensation programs. The Committee is responsible for establishing all compensation for the Company's Executive Officers and for setting and administering the terms, policies and agreements related to other compensation components for the Company's Executive Officers. An independent compensation consulting firm, Hay Group, Inc., has been retained by the Company since 1982 to advise the Compensation Committee on all compensation matters.

Compensation Principles

        The Committee believes the most effective executive compensation program is one which provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance not only as measured against the Company's specific annual and long-term goals, but also which recognize that the Company operates in a competitive environment and that performance should be evaluated as compared to industry peers. With respect to equity-based compensation, an integral part of the Company's compensation program is the Restricted Stock Plan, which encourages the ownership and retention of the Company's common stock by key employees. This assures that employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of employees are thereby aligned with those of the shareholders.

        The Company's executive compensation program is structured to help the Company achieve its business objectives by:

 .   setting levels of compensation designed to attract and retain superior executives in a highly competitive environment;

 .   providing incentive compensation that varies directly with both Company financial performance and individual contribution to that performance; and

 .   linking compensation to elements which affect short- and long-term stock performance.

Salaries

         The Compensation Committee establishes the salaries of the Chairman and CEO and the President and COO. The base salaries of the Company's next three highest paid senior executive officers are determined by the Compensation Committee with recommendations from the Chairman and President. The same compensation principles are applied in setting the salaries of all employees, including the Chairman, to ensure that salaries are fairly and competitively established. Salary ranges are determined for each executive position based upon survey data which is obtained from the Company's peer group and from the Hay Group, Inc. The Company uses the Hay Job Evaluation System to establish salary grades and ranges for each position based on the knowledge and problem-solving ability required to satisfactorily fulfill the position's assigned duties and responsibilities, its accountability and the impact on the operations and profitability of the Company. The Company's peer group consists of reasonably comparable regional bank holding companies. Peer group data is used rather than the NASDAQ Combined Financial Index because the peer group companies resemble more closely the asset size and operations of the Company. The peer group data is also used to validate and affirm recommendations presented by the Hay Group.

         From survey data, salary ranges are established each year for the Chairman and CEO and all other executive positions within the organization. These ranges are designed so that the mid-point of the salary range is approximately the average base salary paid to comparable positions across a broad spectrum of comparable companies. Within these established ranges, actual base salary adjustments are made periodically in accordance with the guidelines of the Company's salary administration program and performance review system. In 1998, the base salaries for the Executive Officers as a group and the Chairman and CEO were within the average salary ranges paid to executives in comparable positions with Companies in the Company's peer group. Continuous outstanding performance over an extended period of time could result in a salary at the top end of the established range whereas undistinguished performance could result in compensation at the lower end of the range.

Short Term Incentive Plan

         The Company implemented a Short Term Incentive Plan (the "STIP") for certain key officers in 1996. The STIP provides for the payment of additional compensation in the form of cash incentive payments contingent upon the achievement of certain corporate goals and the participant's achievement of certain individual performance goals. In 1998, the Compensation Committee amended the Plan to provide for a seven-tiered incentive matrix based on specific corporate and shareholder-related performance goals relating to the Company's net income performance. Participants were assigned to one of the seven incentive matrices based upon their level of responsibility and expected level of contribution to the Company's achievement of its corporate goals. The incentive matrices used to determine the amount of awards, based upon the Company's and an individual participant's performances, range from 7.5% to 82.5% of a participant's base salary. The STIP incentive award opportunity for the Chairman and CEO ranges from 27.5% to 82.5% of base salary.

         Each fiscal year the Compensation Committee establishes threshold (minimum), target and maximum achievement levels under the STIP. If threshold performance is not achieved, there is no payment from the plan for that period, and if performance exceeds the threshold, actual incentive payments to participants will vary with the actual financial performance achieved compared to the Compensation Committee's goals. For 1998, the Company met the established net income target, resulting in a payout to participating officers at the "target" level under the STIP. (See Summary Compensation Table on page 11)

Restricted Stock Awards

         Restricted stock awards are determined by the Compensation Committee. Awarded shares vest over a four year period. In 1998, a total of 46,500 shares of common stock of the Company were awarded under the Restricted Stock Plan, including 12,285 shares which were awarded to the five most highly compensated Executive Officers. Shares of restricted stock already held by the Executive Officers as a group and the Chairman and CEO were not considered by the Compensation Committee in its 1998 award determination. The amount of restricted stock earned by Executive Officers on an annual basis under the plan is based upon the Company's net income performance for the fiscal year compared to the target level established at the beginning of the fiscal year. In 1998, the net income goal established by the Compensation Committee was met, resulting in a payout to participating officers at the "target" level under the plan. (See Summary Compensation Table on page 11)

        Each participant is granted a restricted stock award opportunity based on the executive's position in the organization and scope of responsibilities. Each fiscal year the Compensation Committee establishes threshold (minimum), target and maximum performance levels under the Restricted Stock Plan. If threshold performance is not achieved, there is no payment from the plan for that period, and if performance falls below certain levels, unvested shares can be fully or partially forfeited. If performance exceeds the threshold level, actual awards to participants will vary with the actual performance achieved compared to the annual goals. Participants can earn up to 150% of their base award. In 1998, the Chairman and CEO earned 100% of the restricted stock available to be awarded to him since the Company met its net income target level established by the Compensation Committee.

Discussion of 1998 Compensation for the Chairman and CEO

        Annually, the Compensation Committee receives an analysis from the Company's Vice President, Director of Human Resources, on all aspects of the Chairman and CEO's remuneration, including base salary, incentive opportunity, and the relationship of total compensation to the comparative survey data. When appropriate, the Compensation Committee may direct the Vice President, Director of Human Resources, to compile additional compensation information and comparisons. The Committee considers several factors in establishing the Chairman and CEO's compensation package. These include the Company's overall performance as measured by total shareholder return, adherence to the Company's strategic plan, the development of sound management practices and the development of a management succession plan. These factors were considered by the Committee in evaluating an increase in the Chairman and CEO's base salary in 1998.

Summary

         The Committee has determined that Old National Bancorp's Executive Compensation programs, plans and awards for 1998 are well within conventional standards of reasonableness and competitive necessity and are clearly within industry norms and practices.

         In establishing executive compensation programs in the future, the Compensation Committee will continue to focus on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share and affiliate performance, which are expected to improve the return on shareholders' equity.

         In 1998, the Compensation Committee consisted of the following
Directors:

         Charles D. Storms, Chairman
         Larry E. Dunigan
         Thomas B. Florida
         Lucien H. Meis
         Lawrence D. Prybil

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


    Summary of Cash and Certain Other Compensation

    The following table shows, for the fiscal years ended December 31, 1998, 1997, and 1996, the cash compensation paid by the Company and its affiliates, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the next four most highly compensated Executive Officers of the Company in all capacities in which they served.

SUMMARY COMPENSATION TABLE
                                                    Long Term
                           Annual Compensation     Compensation
---------------------------------------------------------------
                                (a)         (b)        (c)           (d)
          Name
          and
        Principal                                   Restricted    All Other
        Position       Year    Salary      Bonus   Stock Awards  Compensation
        ---------      ----    ------      -----   ------------  ------------
James A. Risinger      1998   $380,003   $217,802     $95,175       $34,200
Chairman and CEO       1997    215,911     50,804      53,894        20,908
                       1996    201,578     73,858      48,684        18,142

Ronald B. Lankford     1998   $344,205   $141,506     $79,684       $30,978
President and COO      1997    316,707          0      48,965        28,504
                       1996    269,874     93,107      44,080        24,289

John S. Poelker        1998   $220,000*   $35,742     $26,598            $0
Senior Vice President  1997          0          0           0             0
& CFO                  1996          0          0           0             0

Thomas F. Clayton      1998   $212,093    $98,593     $49,916       $18,540
Senior Vice President  1997    197,006     27,121      36,363        17,191
& Regional Executive   1996    172,568     57,133      34,583        14,991

William R. Britt       1998   $192,299    $79,534     $46,626       $17,235
Senior vice President  1997    171,998     31,033      32,085        15,480
& Regional Executive   1996    149,866     23,079      14,681        13,488

(a) Salary reflects base compensation and income recognized in the form of Director fees paid by the Company or its affiliate banks during the indicated calendar years.

(b) These amounts represent bonuses payable pursuant to the Company's Short Term Incentive Plan (STIP) which is described on pages 9, 16 and 17 of this Proxy Statement.

(c) Restricted Shares awarded each year are based on the achievement of net income goals and vest over a four year period. The shares itemized in this column (c) reflect the value of earned shares that have vested in 1998 that are no longer subject to forfeiture under the plan. The number and value of the total restricted stock awarded for vesting and still subject to partial forfeiture as of December 31, 1998 to the persons named are as follows:
     James A. Risinger 3,869 shares, $195,868; Ronald B. Lankford 2,843 shares, $143,927; Thomas F. Clayton 1,582 shares, $80,089; and John S. Poelker 1,575 shares, $79,734, and William R. Britt 2,049 shares, $103,731.
     Dividends are paid only on vested shares. See page 9 for a full discussion of the Restricted Stock Plan.

(d) All other Compensation includes the following for Messrs. Risinger, Lankford, Britt, and Clayton for 1998: (i) Company contribution to the Employee Stock Ownership Plan of Old National Bancorp of $14,400, for each named executive; and (ii) Company contribution to the Supplemental Deferred Compensation Plan of $19,800, $16,578, $2,835, and $4,140, respectively.

     * John S. Poelker joined the Company on August 10, 1998. His salary is presented on an annualized basis such that if he had been with the Company an entire year, he would have been one of the four most highly compensated Executive Officers.

Retirement Plan

         The Old National Bancorp Employees' Retirement Plan (the "Retirement Plan") is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the Company and its subsidiaries and affiliates (collectively, "Affiliates") with one or more years of service with the Company or its Affiliates, and with credited service accruing from the date of employment, provided that the employee has not less than 1,000 hours of service (as defined in the plan) during such period.

         The Retirement Plan provides for the payment of monthly benefits in a fixed amount upon attainment of age 65. As a normal form of benefit, each eligible participant is entitled to receive a monthly pension for his or her life based on years of service and "average monthly compensation" (which excludes bonuses). In general, the formula for determining the amount of a participant's monthly pension is average monthly compensation multiplied by 1.45% for the first ten years of service, 1.65% for the next ten years of service, and 1.95% for the next fifteen years of service, less any amount related to Social Security earnings. In general, the amount of the reduction is
 .59% of average monthly compensation (up to a maximum of 125% of covered compensation) multiplied by all years of service up to 35 years of service. The standard retirement benefit for married participants is payable in the form of a joint and survivor annuity in an amount which is actuarially equivalent to the normal form of benefit. Instead of an annuity, participants may elect to receive a single sum cash settlement upon retirement in an amount which is actuarially equivalent to the participant's normal form of benefit.

         The amount of annual contribution attributable to specific individuals cannot be determined in a meaningful manner. The following table shows the estimated annual pensions payable to eligible employees upon retirement at age
65. The amounts shown do not reflect any reduction related to Social Security earnings or for the survivor benefit features of the Retirement Plan, the application of which would reduce the amount of pension payable.

                             Pension Plan Table (1)
Final Average
  Salary                               Years of Service
-----------------------------------------------------------------------------
                  5      10       15       20       25       30     35 & Over
               --------------------------------------------------------------
$100,000       $7,250  $14,500  $22,750  $31,000  $40,750  $50,500   $60,250
 150,000       10,875   21,750   34,125   46,500   61,125   75,750    90,375
 200,000       14,500   29,000   45,500   62,000   81,500  101,000   120,500
 250,000       18,125   36,250   56,875   77,500  101,875  126,250   150,625
 300,000       21,750   43,500   68,250   93,000  122,250  151,500   180,750
 350,000       25,375   50,750   79,625  108,500  142,625  176,750   210,875
 400,000       29,000   58,000   91,000  124,000  163,000  202,000   241,000
 450,000       32,625   65,250  102,375  139,500  183,375  227,250   271,125
 500,000       36,250   72,500  113,750  155,000  203,750  252,500   301,250
 550,000       39,875   79,750  125,125  170,500  224,125  277,750   331,375
 600,000       43,500   87,000  136,500  186,000  244,500  303,000   361,500

(1) The law in effect at December 31, 1998 prohibited the distribution of benefits from the Retirement Plan in excess of $125,000 per year expressed as a straight life annuity. It also prohibited compensation in excess of $160,000 to be used in the computation of the retirement benefit. Both amounts are indexed for inflation.

         1998 base salary figures for the Chairman and CEO and the next four most highly compensated Executive Officers of the Company are set forth in column (a) in the Summary Compensation Table on page 11. The credited years of service as of December 31, 1998, for each such Executive Officer are as follows:
James A. Risinger - 20; Ronald B. Lankford - 42; William R. Britt - 6; Thomas F. Clayton - 11; and John S. Poelker - 0.

         For certain employees, in addition to the persons listed in the Summary Compensation Table, whose annual retirement income benefit under the Retirement Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified defined benefit pension plans may not exceed $125,000) such excess benefits will be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

Employee Stock Ownership Plan

    Effective January 1, 1998, the Company amended and restated the Employees' Savings and Profit Sharing Plan of Old National Bancorp ("Prior Plan") as the Old National Bancorp Employee Stock Ownership Plan ("ESOP") which is an employee stock ownership plan and a stock bonus plan. As such, it is designed to be invested primarily in Common Stock. In connection therewith, the "rollover contribution," "salary reduction contributions," "investment," and "prior plan" accounts of all participants under the Prior Plan, and all allocations to the Prior Plan on account of the plan year ended December 31, 1997, were spun off to a new plan, the Old National Bancorp Employees' Savings Plan ("Savings Plan"). All such accounts were fully vested and nonforfeitable, both prior to and at the time of their spin off from the Prior Plan to the Savings Plan. All amounts allocated to participants' "matching" and "profit sharing" accounts under the Prior Plan through December 31, 1997 remained under the Prior Plan and became the "matching" and "regular" contributions accounts, respectively, under the ESOP.

    The purpose of the ESOP is to enable participating employees of the Company and its Affiliates to share in the growth and prosperity of the Company, to provide participating employees with an opportunity to accumulate capital for their future economic security, to furnish additional security to participating employees who become totally and permanently disabled and to acquire beneficial stock ownership interests in the Company. Generally, all regular employees of the Company and its Affiliates who have completed twelve months of continuous service (as defined) consisting of at least 1,000 hours of service may participate in the ESOP.

    Under the terms of the ESOP, the Company contributes common stock of the Company ("Common Stock") or cash which is invested primarily in Common Stock. The Company may make "regular" and "matching" contributions to the ESOP. No participant contributions are allowed under the ESOP. Regular contributions are allocated to each participant who has completed 1,000 hours of service (as defined) during the year and is actually employed by the Company, or any of its Affiliates, on the last day of such year. The allocation is made in the proportion that the participant's compensation (as defined) for the year bears to the total compensation of all participants entitled to an allocation of the regular contribution for the year. The Board of Directors determines the amount of any regular contributions.

    Matching contributions are made in an amount necessary to match an amount of each eligible participant's eligible salary reduction contributions under the Savings Plan for a year determined under the following schedule based on the participant's years of service with the Company and its Affiliates:

                                               Matched Percentage
    Years of Service                           of Salary Reduction
    ----------------                           -------------------
       0-4                                             50%
       5-9                                             75%
       10 or more                                      100%

Up to 4% of a participant's salary reduction contributions are eligible for a matching contribution so long as the participant completes 1,000 hours of service in the year to which the matching contribution relates and is actually employed on the last day of such year.

    Participants are vested in their ESOP accounts on a graduated basis commencing with 20% after one year of "vesting service" (as defined) and reaching 100% after 5 years of service. Distributions to participants or their beneficiaries are made on termination of employment in a lump sum, periodic installments or a qualified joint and 50% survivor annuity. In general, distributions are made in the form of whole shares of Common Stock or cash, as elected by participants.

    After a participant has attained age 55 and completed 10 years of participation in the ESOP, he or she may elect to diversify his or her ESOP account by transferring to the Savings Plan up to 100% of the Common Stock allocated to the account. Any such transfer will be in cash at the fair market value of the shares of Common Stock to which the participant's diversification election relates.

      Participants have the right to direct the voting of the shares of Common Stock allocated to their accounts on all matters with respect to which the shares are entitled to vote. The ESOP's voting provisions require Old National Trust Company, the trustee of the ESOP and wholly-owned subsidiary of the Company, to vote the shares of Common Stock allocated to participants' accounts in accordance with the written instructions of the participants. These provisions also provide that, with respect to shares as to which no voting instructions have been received, and with respect to shares which have not yet been allocated to participants' accounts, the benefits committee under the ESOP will instruct the trustee to vote such shares in the same proportion that the allocated shares are voted by participant direction. However, applicable law requires the trustee to vote the shares in a manner which is consistent with its fiduciary obligations under the Employee Retirement Income Security Act ("ERISA"). Accordingly, if the trustee determines that, under the circumstances, voting instructions are inconsistent with the requirements of ERISA, the trustee will vote the shares in a manner which it determines to be consistent with ERISA.

Savings Plan

    The Savings Plan is a qualified salary reduction plan within the meaning of
Section 401(k) of the Code. Under the Savings Plan, all regular employees of the Company and its Affiliates who have completed 12 consecutive months of continuous service (as defined) consisting of at least 1,000 hours of service may participate in the Savings Plan. An employee who has satisfied this eligibility requirement may participate in the Savings Plan by directing his or her employer to make before-tax salary reduction contributions to the Savings Plan. Contributions may be directed in any integral percentage between 1% and 15% of the employee's basic compensation (as defined) subject to an annual dollar limitation under the Code (currently $10,000). Before-tax salary reduction contributions are fully vested at all times and are invested by participants in one or more of the four investment funds made available by Old National Trust Company, the trustee of the Savings Plan. Benefits are distributed from the Savings Plan in the form of a single lump sum, periodic installments or a qualified joint and 50% survivor annuity.

Restricted Stock Plan

    The Company also sponsors the Old National Bancorp Restricted Stock Plan. The purpose of the Restricted Stock Plan is to promote the long-term profitability and success of the Company by providing equity interests in the Company to officers and key employees of the Company and its Affiliates. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors.

    Generally, the Restricted Stock Plan provides for the granting of shares of Common Stock ("Restricted Stock") to an officer or key employee, subjecting the shares to a vesting schedule and restricting the grantee's right to transfer the shares for a period of not less than 3 years nor more than 5 years. During such periods, the grantee has all of the rights of a shareholder; however, the Restricted Stock is subject to a substantial risk of forfeiture. A grantee will forfeit his or her interest in the Restricted Stock if he or she terminates employment before the shares become vested and transferable. However, if a grantee ceases to be an employee prior to the end of the restriction period as the result of death, disability (as defined) or retirement (as defined), the Compensation Committee may, if it deems appropriate, direct that the grantee receive a greater number of shares of Common Stock than he or she is vested in, not to exceed the number of shares of Restricted Stock initially granted.

    A total of 50,000 shares of Common Stock may be awarded under the Restricted Stock Plan, subject to adjustment for changes in the capitalization of the Company. All awards are subject to the award agreement entered into between the Company and the grantee; however agreements may differ among employees.

Executive Deferred Compensation

         Supplemental Deferred Compensation Plan. Effective August 1, 1987, the Company adopted the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and its Subsidiaries (the "Executive Plan"), in the form of an unfunded, non-qualified deferred compensation plan. The primary purpose of the Executive

Plan is to enable participating executives to supplement their salary reduction contributions to the Savings Plan and to receive allocations of matching contributions which they are otherwise unable to receive under the Savings Plan due to the limitations imposed thereon by the Code. A participant may contribute up to 25% of his or her compensation (as defined) to the Executive Plan during any year. In addition, participants may defer up to 100% of any short term incentive payments. The Company also makes matching contributions to the Executive Plan on account of participants' salary reduction contributions thereunder. The amount of the Company's matching contributions for a year are equal to the matching contributions which would have been made under the matching contribution formula contained in the Savings Plan, reduced by the amount of matching contributions actually allocated to the participant's Savings Plan accounts for the year. The Company may also make contributions to the Savings Plan in such amounts as are determined by the Board of Directors.

         Participants in the Executive Plan are limited to officers and key employees of the Company and its Affiliates who are designated by the Compensation Committee. Benefits under the Executive Plan are provided without regard to any limitation imposed by the Code on benefits payable under qualified plans (such as the Savings Plan) and represent unfunded, unsecured, general contracted obligations of the Company. The Compensation Committee of the Board of Directors is responsible for administrating the Executive Plan.

         Pension Restoration Plan. Effective December 1, 1995, the Company adopted the Old National Bancorp Pension Restoration Plan, in the form of a non-qualified, unfunded deferred compensation plan. The purpose of the Restoration Plan is to restore to affected participants the difference between the amount of their benefits under the Retirement Plan and the benefit they would have received under the Retirement Plan were it not for the limits thereon imposed by the Code. Thus, the Restoration Plan provides a participant with an actuarial equivalent benefit in an amount equal to the difference between the monthly amount payable under the Retirement Plan without regard to any limitations on benefits imposed by the Code less the amount of the single life annuity benefit actually payable under the Retirement Plan. Benefits under the Restoration Plan are subject to the same vesting schedule that applies to benefits accrued under the Retirement Plan.

         Participants in the Restoration Plan are limited to officers and key employees of the Company, and its Affiliates who are designated by the Compensation Committee. Benefits under the Restoration Plan are provided without regard to any limitation imposed by the Code on benefits payable under qualified plans (such as the Retirement Plan) and represent unfunded, unsecured, general contractual obligations of the Company. The Restoration Plan is administered by the Compensation Committee of the Board of Directors.

Short Term Incentive Plan

         In 1996, the Company implemented the STIP which provides for additional compensation in the form of cash incentive payments which are contingent on the achievement of certain corporate and individual performance goals. Participation in the STIP is limited to officers and key employees of the Company and its Affiliates based upon salary grade level and performance ratings. The STIP is administered by the Compensation Committee of the Board of Directors.

         The corporate and shareholder-related goals of the STIP are intended to challenge the Company's management to achieve higher performance levels given the facts and circumstances known to the Compensation Committee at the time the goals are established. At the beginning of each year, participants establish individual goals which are linked to the Company's business and strategic plans. The individual goals relate to the specific segments for which the participant has responsibility and are intended to challenge the participants to perform beyond expected levels of performance.

Agreements with Certain Officers

        The Company has entered into severance agreements with Messrs. William
R. Britt, Thomas F. Clayton, John S. Poelker, and James A. Risinger. Each executive is entitled to benefits under his severance agreement upon any termination of the executive's employment by the Company (except for, and as is more specifically described in each severance agreement, termination for cause, disability, voluntary retirement or death), or upon a termination of employment by the executive under certain circumstances specified in his severance agreement, during the one-year period following a change in control (as defined in the severance agreements) of the Company which occurs during the term of the severance agreement.

        In the event of a termination of employment, the executive will be entitled to receive a lump sum cash payment equal to the aggregate of: his then-effective base salary through the date of termination; all amounts due to the executive under the Company's accrued vacation program through the date of termination; and a certain amount under the Retirement Plan, as specified in his severance agreement. In addition, the Company must pay to the executive in a lump sum cash payment an amount equal to two times the average annual base salary paid to him by the Company in the three years preceding the date of termination. The severance agreements further require the Company to cause to be vested in each executive's name those awarded but unvested shares held in the executive's account in the Restricted Stock Plan, all amounts due the executive under the Company's Short Term Incentive Plan and to maintain in force for two years following the date of termination all employee welfare plans and programs in which the executive was entitled to participate immediately prior to such termination.

        The severance agreements provide for one year extensions by mutual agreement of the Company and the respective executives. With respect to Messrs. Britt, Clayton, Poelker and Risinger, each of their severance agreements was extended by the Board of Directors in 1998 through December 31, 2000.

        The Company has entered into an employment agreement with John S. Poelker according to which the Company has agreed to employ Mr. Poelker through August 10, 2000 as its Senior Vice President and Chief Financial Officer. Under the employment agreement, the Company is required to pay Mr. Poelker an annual base salary of $220,000 and to permit Mr. Poelker to participate in the Company's executive incentive compensation programs, employee benefit plans and key management perquisites. The employment agreement with Mr. Poelker will not duplicate any benefits provided to him under his severance agreement with the Company.

        If the Company terminates Mr. Poelker's employment without cause, or if Mr. Poelker terminates his employment for cause, whether during the term or after the expiration of the employment agreement, then the Company must pay Mr. Poelker certain amounts (including the greater of his base salary for the remainder of the term of the employment agreement or his annual base salary) and cause all incentive compensation stock awards to become vested and nonforfeitable. If Mr. Poelker's employment is terminated by the Company for cause or by Mr. Poelker without cause, then the Company must pay him only his earned but unpaid compensation through the date of termination. If Mr. Poelker's employment is terminated because of his death or disability, then the Company must pay him his earned but unpaid compensation through the date of death or disability and will cause all incentive compensation stock awards to become vested and nonforfeitable.

                   SHAREHOLDER RETURN PERFORMANCE COMPARISONS

        The Company is required to include in this Proxy Statement a line graph comparing cumulative five-year total shareholder returns for the Company's common stock to cumulative total returns of a broad-based equity market index and a published industry index. The following indexed graph compares the performance of the Company's common stock for the past five years to the Russell 2000 Index and the NASDAQ Combined Financial Index.


                             [CHART APPEARS BELOW]

                          TOTAL RETURN TO SHAREHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/31/93)

---------------------------------------------------------------------------------
Total Return Analysis
                       12/31/93  12/30/94  12/29/95  12/31/96  12/31/97  12/31/98
---------------------------------------------------------------------------------
Old National Bancorp   $100.00   $101.30   $103.77   $125.91   $165.84   $204.49
---------------------------------------------------------------------------------
Russell 2000           $100.00    $96.82   $122.19   $140.23   $169.00   $165.22
---------------------------------------------------------------------------------
Nasdaq Comb. Fin'l     $100.00    $96.72   $139.00   $178.68   $280.45   $296.15
---------------------------------------------------------------------------------

        The comparison of shareholder returns (change in December year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1993, in common stock of each of the Company, the Russell 2000 Index and the NASDAQ Combined Financial Index, with investment weighted on the basis of market capitalization.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Officers and Directors of the Company are at present, as in the past, customers of one or more of the Company's affiliate banks and have had and expect in the future to have similar transactions with the affiliate banks in the ordinary course of business. In addition, some of the Officers and Directors of the Company are at present, as in the past, officers, directors or principal shareholders of corporations which are customers of these affiliate banks and which have had and expect to have transactions with the affiliate banks in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

      During 1998, the Company paid approximately $853,450 for engineering, design and construction services to Industrial Contractors, Inc. in connection with its role as general contractor for renovations to the Old National Bank Tower and for work at other Old National Bank branch locations. Alan W. Braun, President of Industrial Contractors Inc., is a Director of the Company.


                   ITEM 2. RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors proposes the ratification by the Shareholders at the Annual Meeting of the appointment of Arthur Andersen LLP, Indianapolis, Indiana, certified public accountants, as independent public accountants for the Company and its Affiliates for the fiscal year ending December 31, 1999. Although ratification by the Shareholders of the Company's independent public accountants is not required, the Company deems it desirable to continue its established practice of submitting such selection to the Shareholders. Arthur Andersen LLP, has served as independent public accountants for the Company since 1982. In the event the appointment of Arthur Andersen LLP, is not ratified by the Shareholders, the Board of Directors will consider appointment of other independent public accountants for the fiscal year ending December 31, 1999. A representative of Arthur Andersen LLP, will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that Shareholders may have.


                  ITEM 3. APPROVAL OF THE OLD NATIONAL BANCORP
                           1999 EQUITY INCENTIVE PLAN

    On March 3, 1999, the Board of Directors adopted the Old National Bancorp 1999 Equity Incentive Plan ("Incentive Plan"), effective on the date the shareholders approve the Incentive Plan. In connection therewith, the Board of Directors reserved 3,800,000 shares of Common Stock for issuance under the Incentive Plan subject to adjustment as set forth in the Incentive Plan. The Incentive Plan permits a committee of the Board of Directors to grant (i) non-qualified stock options ("NSOs"), (ii) incentive stock options ("ISOs"),
(iii) restricted stock ("Restricted Stock"), (iv) 3 types of stock appreciation rights ("SARs"), and (v) performance units ("Performance Units") and performance shares ("Performance Shares") to key employees of the Company and its Affiliates.

    The Incentive Plan has been designed to satisfy the requirements of Section 162(m) of the Code, which generally denies a corporate-level income tax deduction for annual compensation to the extent it exceeds $1,000,000 which is paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain types of compensation, including "performance-based compensation" which meets the requirements of Section 162(m) of the Code, are generally excluded from this deduction limit. It is contemplated that awards made under the Incentive Plan to a Covered Employee will constitute "performance-based compensation" under
Section 162(m). In an effort to ensure that ISOs granted under the Incentive Plan will qualify as "incentive stock options" under Section 422 of the Code and that the Incentive Plan complies with Section 162(m) of the Code, the Incentive Plan is being submitted to Shareholders for approval. However, while the Company believes that compensation payable pursuant to the Incentive Plan generally will be deductible for federal income tax purposes, payments made to Covered Employees under certain circumstances such as death, disability or a change in control of the Company that do not qualify as "performance based compensation" may be payable pursuant to the provisions of the Incentive Plan.

    Set forth below is a summary of certain important features of the Incentive Plan, which summary is qualified in its entirety by reference to the actual plan.

    Purpose. The purpose of the Incentive Plan is to promote the success of the Company and its Affiliates by providing incentives to their officers and key employees by aligning their interests, through ownership of Common Stock and through other incentives, with the interests of the Shareholders to provide an incentive for excellence in individual performance and to promote teamwork. The Incentive Plan is designed to provide flexibility to the Company and its Affiliates with regard to their ability to motivate, attract and retain the services of the officers and key employees who make significant contributions to the Company's success and to allow such employees to share in that success.

    Administration. The Incentive Plan will be administered by a committee of the Board of Directors ("Committee") which will be composed of not less than 3 directors, who, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), qualify as "non-employee directors" and who, to the extent required by Section 162(m) of the Code, also qualify as "outside directors". Until changed by the Board of Directors, the Committee will be the Compensation Committee, as discussed on pages six and seven of this Proxy Statement. Among other things, the Committee will have the authority, subject to the terms of the Incentive Plan, to select officers and key employees to whom awards are granted, to determine the type of awards as well as the number of shares of Common Stock covered by each award and to determine the terms and conditions of awards. The Committee will also have the authority to construe and interpret the Incentive Plan, establish, amend or waive rules and regulations for its administration and amend the terms and conditions of any outstanding option, SAR or other award. All decisions made by the Committee will be final and binding.

    Eligibility. Participants will be officers and key employees of the Company or any Affiliate who, in the opinion of the Committee, make significant contributions to the growth, management, protection and success of the Company and its Affiliates.

    Number of Shares. The Incentive Plan authorizes the issuance of 3,800,000 shares of Common Stock subject to adjustment as set forth in the Incentive Plan. During any consecutive 3 year period during the life of the Incentive Plan, no participant may be granted (i) options to acquire, (ii) SARs covering or (iii) shares of Restricted Stock in excess of 300,000 shares of Common Stock. Also, no participant can be granted any Performance Unit or Performance Share Award with respect to any performance period with an initial value of more than $750,000 or more than 300,000 shares of Common Stock. Finally, no participant can be granted ISOs with an aggregate fair market value of more than $100,000 that first become exercisable in any one calendar year. Subject to the foregoing limits, the shares of Common Stock available for issuance under the Incentive Plan can be divided among the various types of awards and among the participants as the Committee determines. Such shares are to be made available from authorized but unissued shares or shares reacquired by the Company in the open market. The number of shares subject to the Incentive Plan and subject to awards which are outstanding thereunder (except for mergers or other combinations in which the Company is the surviving entity) will be adjusted by the Committee to reflect stock dividends or splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares and similar corporate capital structure changes.

DESCRIPTION OF TYPES OF AWARDS

    Stock Options. Each option granted under the Incentive Plan must be evidenced by a written agreement which specifies the type of option, the number of shares of Common Stock covered, the exercise price, when and under what circumstances the option becomes exercisable, any restriction on transferability of shares received on the exercise, the duration of the option and such other terms and conditions as the Committee determines, within the limits prescribed by the Incentive Plan.

    The per share exercise price of all options will be determined by the Committee, but may not be less than 100% of the fair market value of the shares on the date of grant. No option can be exercised more than 10 years after its date of grant. Payment of the exercise price may be made with cash, with previously owned shares of Common Stock, by a loan to the participant from the Company, by the participant foregoing regular compensation in accordance with Committee rules or by a combination thereof. If a participant exercises an option and pays all or a portion of the exercise price in previously owned shares, a new option will automatically be issued to the participant to purchase additional shares in an amount equal to the number of previously owned shares surrendered to the Company in such payment. The new option will (i) have an exercise price equal to the per share fair market value of the Common Stock on the date the option is granted, (ii) first be exercisable 6 months from the date of grant of the new option, and (iii) expire on the same date as the original option. The principal difference between ISOs and NSOs is their tax treatment to the Company and optionees. See "Federal Income Tax Consequences" below.

    Stock Appreciation Rights. "Affiliated SARs," "Freestanding SARs," "Tandem SARs," or any combination thereof, may be granted under the Incentive Plan. An Affiliated SAR is an SAR that is granted in connection with a related option and is automatically deemed to be exercised at the same time the related option is exercised. A Freestanding SAR is an SAR that is granted independently of any stock option. Freestanding SARs are exercisable at such time as the Committee determines. A Tandem SAR is an SAR that is granted in tandem with a stock option. A Tandem SAR may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.

    The exercise price of each Freestanding SAR must be not less than 100% of the fair market value of a share of Common Stock on the date of grant and the exercise price of a Tandem or Affiliated SAR must be equal to the exercise price of the option to which such SAR relates. A holder of an SAR is entitled on exercise to receive a number of shares of Common Stock, cash or a combination thereof, as determined by the Committee, which is equal in value on the exercise date to the amount by which the fair market value of one share of Common Stock on the exercise date exceeds the exercise price multiplied by the number of shares with respect to which the SAR is exercised.

    Restricted Stock. The Incentive Plan also authorizes the Committee to grant shares of Restricted Stock to a participant with such periods and terms of restriction and performance goals as the Committee determines. In the case of a Covered Employee, the Committee may condition the vesting or lapse of periods of restriction on the attainment of one or more performance goals established by the Committee within the time period prescribed by Section 162(m) of the Code. With respect to Covered Employees, the performance goal applicable to the grant of Restricted Stock is the Company's Return on Equity. This performance goal is intended to be an objective performance goal which satisfies the requirements for "performance-based compensation" under Section 162(m)(4)(C) of the Code.

    Each grant of Restricted Stock will be evidenced by a restricted stock agreement that specifies the period of restriction, the number of shares of Restricted Stock granted and such other provisions as the Committee determines. Generally, all rights with respect to the Restricted Stock will be exercisable only during the participant's lifetime and only by the participant. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. During the period of restriction, participants holding Restricted Stock may exercise full voting rights with respect to the shares; in addition, all cash dividends paid with respect to the shares will be reinvested in additional shares of Restricted Stock. Dividends paid in stock of the same class as the Restricted Stock will be restricted to the same extent as the Restricted Stock to which the dividend relates. Upon the lapse of the applicable period of restriction, the shares of Restricted Stock will become transferable.

    Performance Units and Performance Shares. The Incentive Plan also authorizes the Committee to grant Performance Units and Performance Shares which may be earned if specified performance goals set by the Committee are achieved over the period of time specified by the Committee (a "Performance Period"). At the conclusion of a particular Performance Period, the Committee will determine the extent to which the performance goals have been met. Depending on the Company's performance in relation to the performance goals, a Participant may earn less than the number of Performance Shares or Performance Units initially awarded. In addition, to the extent the value of a Performance Share or Performance Unit is related to a share of Common Stock, the value of any payout will be dependent on the changing value of the share. Payments may be made in shares of Common Stock, cash or a combination thereof, as determined by the Committee. For purposes of qualifying grants of Performance Units and Performance Shares as

"performance-based compensation" under Section 162(m) of the Code, the applicable performance goal will be the Company's Return on Equity. This performance goal is intended to be an objective performance goal which satisfies the requirements for "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Code.

    Change in Control. Upon a change in control of the Company (as defined), all awards will become immediately vested and/or exercisable, and all restrictions and performance goals will be removed and will remain as such for the remaining life of the awards.

    Limits on Transferability and Exercisability. No award may be sold, transferred, assigned, pledged or hypothecated, other than by will or the laws of descent and distribution. All rights to an award will be exercisable during the participant's lifetime only by the participant. Options and SARs will be exercisable at such times as the Committee determines and specifies in the applicable award agreement. However, in the discretion of the Committee, NSOs may be transferred to "immediate family members" (as defined). For the transfer to be effective, the transferee, participant and the Company must enter into a written agreement which makes the transferred NSOs subject to all applicable provisions of the Incentive Plan and the award agreement between the participant and the Company.

    Amendment and Discontinuance. The Incentive Plan may be amended, altered or discontinued by the Board of Directors. Except as specifically provided in the Incentive Plan, without the written consent of the participant, no amendment, alteration or discontinuance may be made which would adversely affect any outstanding award. However, the Committee may modify or adjust an award if necessary to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause the Incentive Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction. Likewise, if any right, award or award agreement would cause a transaction engaged in by the Company to be ineligible for a "pooling of interest" accounting treatment, the Committee may adjust, amend or modify the right, award or award agreement without the participant's consent, to enable the Company to treat such transaction as a "pooling of interest." However, the Board of Directors cannot adopt any supplement, amendment or alteration to the Incentive Plan or an award agreement, without the approval of the shareholders, which would (i) increase the number of shares of Common Stock subject to the Incentive Plan or (ii) increase the maximum number of options, SARs, shares of Restricted Stock, Performance Units or Performance Shares the Company may award to an individual participant, except as described under "Number of Shares," above.

FEDERAL INCOME TAX CONSEQUENCES

    The following constitutes a brief summary of the federal income tax rules relevant to options, SARs, Restricted Stock, Performance Units and Performance Shares granted under the Incentive Plan. The laws which govern the tax aspects of awards under the Incentive Plan are highly technical and are subject to change.

    NSOs and SARs. On the grant of an NSO (with or without a Tandem or Affiliated SAR), the participant will not recognize any taxable income. On the exercise of such an NSO or SAR, the excess of the fair market value of the shares of Common Stock acquired on the exercise of the NSO over the purchase price (the "spread"), or the consideration paid to the participant upon the exercise of the SAR, will constitute compensation which is taxable to the participant as ordinary income. In determining the amount of the spread or the amount of compensation paid to the participant, the fair market value of the Common Stock on the date of exercise is used, except that in the case of a participant who is subject to the 6 month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers), the fair market value will generally be determined at the expiration of the 6 month period, unless such participant elects to be taxed based on the fair market value at the date of exercise. Any such election (a "Section 83(b) election") must be made and filed with the Internal Revenue Service within 30 days after the election in accordance with the Income Tax Regulations under
Section 83(b) of the Code. The Company, in computing its federal income tax liability, will generally be entitled to a deduction in an amount equal to the compensation income recognized by the participant in the Company's taxable year in which the amount is included as income to the participant.

    ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. However, the spread at the time of exercise will constitute a tax preference item in determining whether the participant is liable for the alternative minimum tax. Such alternative minimum tax may be payable even though the participant receives no cash upon the exercise of his or her ISO with which to pay such tax. Upon the sale of shares acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO, or (ii) one year after the date of exercise (the "ISO Holding Period"), the participant will recognize capital gain or loss, as the case may be, measured by the difference between the net sales proceeds received on the sale and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the participant disposes of the shares before the expiration of the ISO Holding Period. Option grants for shares which are exercisable for the first time by a participant during any calendar year, which have a fair market value in excess of $100,000, are treated as NSOs, and will be subject to the same tax treatment as is applicable to NSOs, as discussed above.

    Restricted Stock. A participant who receives an award of Restricted Stock may make a Section 83(b) election to have the award taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares granted will be taxed as capital gain (or loss) on the later sale of the shares. However, if the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares lapse. Any dividends paid on Restricted Stock are compensation income to the participant. The Company is generally entitled to a tax deduction for any compensation income taxed to the participant, subject to the provisions of
Section 162(m) of the Code.

    Performance Units and Performance Shares. A participant who receives an award of Performance Shares or Performance Units may also make a Section 83(b) election to have the award taxed as compensation income at the date of receipt with the same result as described above under "Restricted Stock". If the participant does not make the Section 83(b) election, he or she will not recognize taxable income thereon until the units or shares vest and the participant receives stock and/or cash distributed in payment of the award. At that time, the participant must recognize income which is taxed as compensation in an amount equal to the fair market value of the shares delivered and/or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the participant, subject to the provisions of Section 162(m) of the Code.

INCENTIVE PLAN BENEFITS

    It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Incentive Plan if the plan is adopted by the shareholders. Such determinations are subject to the discretion of the Committee.

VOTE REQUIRED

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Incentive Plan. Such vote will also satisfy the shareholder approval requirements of Sections 162(m) and 422 of the Code with respect to performance based compensation and the grant of ISOs, respectively. Proxies received by the Company and not revoked prior to or at the Annual Meeting will, unless otherwise specifically indicated, be voted "FOR" this proposal and the adoption of the Incentive Plan.

              THE BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE
            INCENTIVE PLAN AND RECOMMENDS A VOTE FOR ADOPTION OF THE
                OLD NATIONAL BANCORP 1999 EQUITY INCENTIVE PLAN.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

      Proposals submitted by Shareholders to be presented at the 2000 Annual Meeting must be received by the Company at its principal executive office no later than November 9, 1999, to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company, P. O. Box 718, Evansville, Indiana 47705-0718.

                                  VOTE REQUIRED

    The nominees for election as Directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.

                                  ANNUAL REPORT

      UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO DOES NOT OTHERWISE RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998. ADDRESS ALL REQUESTS TO:

RONALD W. SEIB
VICE PRESIDENT AND CONTROLLER
OLD NATIONAL BANCORP
P. O. BOX 718
EVANSVILLE, INDIANA  47705-0718

                                  OTHER MATTERS

      The Board of Directors of the Company does not know of any matters for action by Shareholders at the 1999 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. However, the enclosed Proxy will confer upon the named Proxies discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as Proxies to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment.

      The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, Proxies may be solicited personally by Directors and Officers of the Company and its subsidiaries, by telephone or in person, but such persons will not be specially compensated for their services. No solicitations will be made by specially engaged employees of the Company or other paid solicitors.

      It is important that Proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, Shareholders are requested to complete, sign and return their Proxies in order that a quorum for the meeting may be assured. Return may be made in the enclosed envelope, to which no postage need be affixed.

                                           By Order of the Board of Directors

                                           Jeffrey L. Knight
                                           Secretary

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